EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Atlantis Plastics, Inc. and subsidiaries on Form S-8 (Registration Nos. 33-25983 and 33-41012) of our reports dated February 7, 1997, except for Note 7, as to which the date is March 28, 1997, on our audits of the consolidated financial statements of Atlantis Plastics, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended Decemebr 31, 1996 which reports are included in this Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
March 28, 1997